SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 29, 2005 (July 28, 2005)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No. )	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 28, 2005, Massey Energy Company (the “Registrant”) issued a press release regarding its unaudited financial results for the three months and six months ended June 30, 2005. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 2.02.

This Current Report on Form 8-K and the earnings press release attached hereto are being furnished by the Registrant pursuant to Item 2.02 “Results of Operations and Financial Condition.” In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated July 28, 2005 issued by the Registrant entitled “Massey Energy Reports 194% Increase In Second Quarter Net Income.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: July 29, 2005	By:	/s/ Thomas J. Dostart
	Name:	Thomas J. Dostart
	Title:	Vice President, General Counsel & Secretary

Exhibit Index

99.1	Press release dated July 28, 2005 issued by the Registrant entitled “Massey Energy Reports 194% Increase In Second Quarter Net Income.”